OMB APPROVAL OMB Number: 3235-0056 Expires: July 31, 2025 Estimated average burden Hours per response 3.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MERRILL LYNCH DEPOSITOR, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3891329
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE BRYANT PARK, 4th Floor, NEW YORK, NEW YORK	10036
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
INDEXPLUS Trust Certificates Series 2003-1 (the “Certificates”)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-88166-10  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Certificates to be registered hereunder is set forth under the captions entitled: “Description of the Trust Certificates”; and “United States Federal Income Tax Consequences” in the registrant’s prospectus supplement dated December 11, 2003 (the “Prospectus Supplement”), and “Description of the Certificates” in the registrant’s prospectus dated October 24, 2002 (the “Prospectus”), which descriptions are incorporated herein by reference. The registrant filed the Prospectus and Prospectus Supplement with the Securities and Exchange Commission (the “SEC”) on December 15, 2003 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

Item 2. Exhibits.

1.      Amended and Restated Certificate of Incorporation is set forth as Exhibit 3.1 to the registrant’s Registration Statement on Form S-3 (Registration No. 333-29015) dated July 30, 1997 and filed by the registrant with the SEC on August 1, 1997 (the “Registration Statement”) and is incorporated herein by reference.

2.      The by-laws of the registrant are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

3.      Standard Terms for Trust Agreements dated February 20, 1998 (the “Standard Terms”) are set forth as Exhibit 4.1 to the Form 8-K dated February 20, 1998 and filed by the registrant with the SEC on February 27, 1998 and are incorporated herein by reference.

4.      Form of INDEXPLUS Trust Series 2003-1 Series Supplement to the Standard Terms dated as of December 17, 2003 is set forth as Exhibit 4 to the Form 8-A dated December 16, 2023 and filed by the registrant with the SEC on December 17, 2023 (the “Prior 8-A”) and is incorporated herein by reference.

5.      Form of the Certificate is set forth as Exhibit 5 to the Prior 8-A and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	MERRILL LYNCH DEPOSITOR, INC.

Date	April 8, 2024

By	/s/ Matthew Nelson
Matthew Nelson, President